Exhibit 99.1

ProPetro Announces New Appointment to Board of Directors

MIDLAND, Texas, December 19, 2019 — ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced that it has appointed Michele V. Choka to its Board of Directors (the “Board”) effective February 1, 2020, filling a vacancy on the Company’s Board of nine members. Ms. Choka is a recognized business leader with extensive experience across finance, human resources and governance, and will serve on ProPetro’s Compensation Committee as well as its Nominating and Corporate Governance Committee.

“We are pleased to welcome Michele as an independent Director,” said Phillip Gobe, Executive Chairman of the Company. “Her prior and current experience as a director coupled with her business acumen will strengthen ProPetro, and her appointment reflects the Board’s continued commitment to leading governance standards.”

“I am honored to join ProPetro’s Board and look forward to working with the Board and management as the Company continues to capitalize on its position as a leading provider of pressure pumping services in the Permian Basin,” said Ms. Choka.

About Michele V. Choka

Ms. Choka currently serves as Compensation Committee Chair and as a member of the Audit Committee of Boingo Wireless, Inc.’s Board of Directors, roles she has held since 2018. She additionally served as Chair of the Compensation Committee, member of the Audit Committee and member of the Nominating and Corporate Governance Committee for CallidusCloud, Inc. from 2005 to 2016. Ms. Choka served as Vice President of Human Resources for Highpoint Resources for nine years, as Group Vice President of Human Resources for Level 3 Communications, Inc. for four years and as Vice President of Human Resources for Sun Microsystems, Inc. for seven years. She has previously held human resources and client account management positions for Prudential, JP Morgan and Sony Corporation. Ms. Choka earned her bachelor’s degree from Wesleyan University, has attended Stanford University’s Director’s College and participated in the Financial Times’ Director Exchange.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012

Director of Investor Relations

sam.sledge@propetroservices.com